                         SECURITIES PURCHASE AGREEMENT

                                by and  between

                     INTERNATIONAL TECHNOLOGY CORPORATION

                                      and

                              CERTAIN PURCHASERS
                               IDENTIFIED HEREIN

                         Dated as of August 28, 1996

                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------

          This Securities Purchase Agreement (this "Agreement"), dated as of
                                                    ---------
August 28, 1996, is by and among (i) International Technology Corporation, a Delaware corporation (the "Company"), and (ii) Carlyle Partners II, L.P., a
                           -------
Delaware limited partnership ("CPII"), Carlyle Partners III, L.P. ("CPIII"), a
                               ----                                 -----
Delaware limited partnership, Carlyle International Partners II L.P. ("CIPII"),
                                                                       -----
a Cayman Islands limited partnership, Carlyle International Partners III L.P. ("CIPIII"), a Cayman Islands limited partnership, and C/S International
  ------
Partners, a Cayman Islands limited partnership ("C/SIP"), each of which is a
                                                 -----
limited partnership of which TC Group, L.L.C. is the general partner (collectively, the "Purchasers").
                    ----------


                                    RECITAL
                                    -------

          WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, (i) an aggregate of 45,000 shares (the "Preferred Shares") of its newly issued convertible participating
             ----------------
preferred stock, $100 par value per share (the "Convertible Preferred Stock"),
                                                ---------------------------
having the rights, designations and preferences set forth in the Certificate of Designations (as defined herein) and (ii) warrants (the "Warrants") to purchase
                                                         --------
5,000,000 shares of common stock, $1.00 par value per share, of the Company (the "Common Stock"), for the consideration as set forth in Section 2.2.
 ------------


                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------


          1.1.  Defined Terms.  As used herein, the terms below shall have the
                -------------
following meanings:

          "Affiliate" shall mean any entity controlling, controlled by or under
           ---------
common control with the Company. For the purposes of this definition, "control" shall have the meaning presently specified for that word in Rule 405 promulgated by the SEC under the Securities Act.

          "Agreement" shall mean this Securities Purchase Agreement, together
           ---------
with all schedules and exhibits referenced herein.

          "Ancillary Agreements" means the Warrant Agreement and the
           --------------------
Registration Rights Agreement.

          "Ancillary Proposals" has the meaning specified in Section 6.1(a).
           -------------------

          "Applicable Law" means any statute, law, rule, or regulation or any
           --------------
judgment, order, writ, injunction or decree of any Governmental Entity to which a specified person or property is subject.

          "Alternative Transaction" has the meaning set forth in Section 6.8 of
           -----------------------
the Agreement.

          "Benefit Arrangement" means any employment, consulting, severance or
           -------------------
other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or an ERISA Affiliate or under which the Company or any ERISA Affiliate may incur any liability, and (C) covers any present or former employees, directors or consultants of the Company (with respect to their relationship with such entities).

          "Board of Directors" means the Board of Directors of the Company as it
           ------------------
is constituted prior to the Closing Date.

          "Bylaws" means the Bylaws of the Company as in effect on the date
           ------
hereof.

          "Business" means the business of the Company as described more fully
           --------
in the "Business" section of the Company's Annual Report on Form 10-K for the fiscal year ended March 29, 1996.

          "Carlyle" means TC Group, L.L.C. or (to the extent appropriate from
           -------
the context) one or more of its Affiliates.

          "Carlyle Affiliates" means, at any time, any of the Purchasers and any
           ------------------
of their Affiliates at such time, including, but not limited to, The Carlyle Group, L.P., TC Group, L.L.C. and their respective affiliates.

          "Carlyle Transaction Expenses" means the reasonable fees and expenses
           ----------------------------
incurred by the Purchasers and/or by Carlyle on behalf of the Purchasers, including, but not limited to, fees and expenses of legal counsel, accountants, consultants and travel expenses in connection with the preparation of the Agreement and Carlyle's due diligence examination relating to the Agreement and the transaction contemplated hereby, in an amount not to exceed $900,000.

          "Certificate Amendments" means any amendments to the Certificate of
           ----------------------
Incorporation reasonably necessary in connection with the transactions contemplated under this Agreement and the Ancillary Agreements, including, without limitation, (a) an increase to the authorized number of shares of Common Stock of the Company to 150,000,000 shares, (b) the terms and conditions of the designations, rights and preference of the Convertible Preferred Stock set forth in the Certificate of Designations, (c) such other changes to the Certificate of Incorporation as are reasonably necessary to give effect to the rights, preferences and designations of the Convertible Preferred Stock contained in the Certificate of Designations and the provisions of this Agreement and the Ancillary Agreements and (d) a reduction of the par value of a share of Common Stock to $.01. Notwithstanding the foregoing, the Certificate Amendments will not include the Ancillary Proposals (approval of which is not a condition to Closing).

          "Certificate of Designations" means the Certificate of Designations,
           ---------------------------
Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions thereof of the Cumulative Convertible Participating Preferred Stock, $100 par value per share, of International Technology Corporation, substantially in the form attached hereto as Exhibit A.

          "Certificate of Incorporation" means the Certificate of Incorporation
           ----------------------------
of the Company as amended or restated and as in effect on the date hereof.

          "Closing" has the meaning set forth in Section 3.1 of the Agreement.
           -------

          "Closing Date" means the date five (5) business days following the
           ------------
date on which the last of the conditions to the Closing set forth in Section 7.1 have been fulfilled or waived and either the Purchasers, on the one hand, or the Company, on the other hand, shall have notified the other party of such fulfillment or waiver, or such other date as may be agreed to by the Purchasers and the Company.

          "Code" means the Internal Revenue Code of 1986, as it may be amended
           ----
from time to time.

          "Commission" means the United States Securities and Exchange
           ----------
Commission.

          "Common Stock" has the meaning set forth in the Recital to the
           ------------
Agreement.

          "Conversion Shares" means the shares of Common Stock issuable upon the
           -----------------
conversion of the Preferred Shares.

          "Convertible Exchangeable Preferred Stock" means the 7% Cumulative
           ----------------------------------------
Convertible Exchangeable Preferred Stock, $100 par value per share, of the Company.

          "Convertible Exchangeable Preferred Stock Certificate of Designations"
           --------------------------------------------------------------------
means the Certificate of Designations of the 7% Cumulative Convertible Exchangeable Preferred Stock, $100 par value per share, of the Company.

          "Convertible Preferred Stock" has the meaning set forth in the Recital
           ---------------------------
to the Agreement.

          "Credit Facility" means, collectively, (a) the Credit Agreement among
           ---------------
IT Corporation, the several lenders from time to time parties thereto and Chemical Bank, as administrative agent, dated as of October 24, 1995 and (b) the Note Purchase Agreement dated as of October 24, 1995 relating to the 8.67% Guaranteed Senior Secured Notes due October 30, 2003.

          "Employee Plans" means all Benefit Arrangements, Multiemployer Plans,
           --------------
Pension Plans and Welfare Plans.

          "Encumbrance" means any claim, lien, pledge, option, charge, easement,
           -----------
security interest, right-of-way, encumbrance or other rights of third parties, and, with respect to any securities, any agreements, understandings or restrictions affecting the voting rights or other incidents of record or beneficial ownership pertaining to such securities.

          "Environmental Conditions" means the Release or threatened Release of
           ------------------------
any Hazardous Material (whether or not upon a Facility or any former facility or other property and whether or not such Release constituted at the time thereof a violation of any Environmental Law) as a result of which Company has or may become liable to any person or by reason of which any Facility, any former facility or any of the assets of the Company may suffer or be subjected to any Encumbrances.

          "Environmental Laws" means any and all foreign, Federal, state, local
           ------------------
or municipal laws, rules, orders, regulations, statutes, ordinances, codes, legally binding decrees, or other requirement of any Governmental Entity (including, without limitation, common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health relating to exposure of any kind of Hazardous Materials, as has been, is now, or may at any time hereafter be, in effect.

          "Environmental Permits" means any and all permits, licenses,
           ---------------------
registrations, notifications, exemptions and any other authorization required under any Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "ERISA Affiliate" means any entity which is (or at any relevant time
           ---------------
was) a member of a "controlled group of corporations" with, under "common control" with, a member of an "affiliated service group" with, or otherwise required to be aggregated with the Company, as set forth in Section 414(b), (c),
(m) or (o) of the Code.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended.

          "Facilities" means the offices and buildings and all other real
           ----------
property and related facilities which are owned, leased or operated by the Company or any Subsidiary.

          "Fixtures and Equipment" shall mean all of the furniture, fixtures,
           ----------------------
furnishings, machinery and equipment owned by the Company or any Subsidiary.

          "GAAP" has the meaning set forth in Section 4.9 of the Agreement.
           ----

          "Government Contracts" shall mean all contracts, options, agreements,
           --------------------
commitments of sales or purchase orders of the Company with the United States Government or any department or agency thereof, including, any contract, option, agreement, commitment or sales order of the Company with any other party in connection with a contract between a third party and the United States Government or a department or agency thereof. Such term also includes all bids, quotations and proposals, which if accepted, would result in a Government Contract.

          "Governmental Entity" means any court or tribunal in any jurisdiction
           -------------------
(domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau, or other authority or instrumentality (domestic or foreign).

          "Hazardous Materials" means any hazardous substance, gasoline or
           -------------------
petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, ureaformaldehyde insulation, asbestos or asbestos-containing materials, pollutants, contaminants, radioactivity, and any other materials or substances of any kind, whether solid, liquid or gas, and whether or not any such substance is defined as hazardous under any Environmental Law, that is regulated pursuant to any Environmental Law or that could give rise to liability under any Environmental Law.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
1976, as amended.

          "Interim Period" has the meaning set forth in Section 6.3 of the
           --------------
Agreement.

          "Knowledge of the Company" (or similar language to that effect) means
           ------------------------
to the knowledge of Messrs. Gibson, DeLuca, Mahoney, Pompe, Coffman, Kirk, Soose, Rice, Ockelmann, Conway and Redwine.

          "Material Adverse Effect" with respect to any person or entity shall
           -----------------------
mean an event, occurrence or condition that has had or reasonably would be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities, working capital or operations of such person or entity and its Subsidiaries (if any), taken as a whole.

          "Material Agreement" means (a) any written or oral agreement,
           ------------------
contract, lease, commitment, understanding, instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties may be bound involving total value or consideration or liability in excess of $5,000,000 (except with respect to sales contracts, in which case the total value or consideration or liability is in excess of $10,000,000), or (b) any other agreement listed as an exhibit to the Company's Form 10-K for the fiscal year ended March 29, 1996.

          "Material Subsidiary" means any one or more of IT Corporation, IT
           -------------------
Environmental Services, Inc., IT Hanford, Inc., IT Tulsa Holdings, Inc., Gradient Corporation, Universal Professional Insurance Company and any other Subsidiary which is a "significant subsidiary" within the meaning of Regulation S-X.

          "Multiemployer Plan" means any "multiemployer plan," as defined in
           ------------------
Section 4001(a)(3) or 3(37) of ERISA, which (A) the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (B) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

          "PBGC" means the Pension Benefit Guaranty Corporation.
           ----

          "Pension Plan" means any "employee pension benefit plan" as defined in
           ------------
Section 3(2) of ERISA (other than a Multiemployer Plan) which (A) the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (B) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

          "Permits" shall mean all licenses, permits, orders, consents,
           -------
approvals, registrations, authorizations, qualifications and filings required by any federal, state, local or foreign laws or governmental or regulatory bodies and all industry or other non-governmental self-regulatory organizations.

          "Permitted Encumbrances" means (i) any mechanic's or materialmen's
           ----------------------
lien or similar Encumbrances with respect to amounts not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established, (ii) Encumbrances for Taxes not yet due and payable or which are being contested in good faith by appropriate proceeding, for which appropriate reserves have been established, (iii) easements, licenses, covenants, rights of way and similar Encumbrances which, individually or in the aggregate, would not materially and adversely affect the marketability or value of the property encumbered thereby or materially interfere with the operations of the Business or (iv) Encumbrances arising under the Credit Facility.

          "Person" means any individual, copartner, association, partnership,
           ------
joint venture, limited liability company, trust, estate or other entity or organization.

          "Pre-Closing Environmental Conditions" means any Environmental
           ------------------------------------
Condition occurring or in existence on or prior to the Closing Date.

          "Preferred Shares" has the meaning set forth in the Recital hereto.
           ----------------

          "Proceeding" means any action, suit or proceeding, whether civil,
           ----------
criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could reasonably be expected to lead to such an action, suit or proceeding.

          "Proxy Material" means the proxy statement and other proxy materials
           --------------
(as amended and supplemented) to be used to solicit proxies on behalf of the board of directors of the Company in connection with the Stockholders Meeting.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement by and among the Company and the Purchasers substantially in the form attached hereto as Exhibit B.

          "Regulations" means any laws, statutes, ordinances, regulations,
           -----------
rules, notice requirements, court decisions and orders of any foreign, federal, state or local government and any other governmental department or agency, including without limitation Environmental Laws, energy, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health laws and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

          "Release" means and includes any spilling, leaking, pumping, pouring,
           -------
emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Materials, and otherwise as defined in any Environmental Law.

          "Schedules" has the meaning set forth in Section 10.11 of the
           ---------
Agreement.

          "SEC Filings" has the meaning set forth in Section 4.9 of the
           -----------
Agreement.

          "Securities"  means the Preferred Shares and the Warrants.
           ----------

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Stockholders Meeting" has the meaning set forth in Section 6.1 of the
           --------------------
Agreement.

          "Subsidiary" means, with respect to any Person, (a) any corporation of
           ----------
which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned or controlled by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries, or (b) any corporate or non-corporate entity in which such Person, one or more Subsidiaries of such Person, or such person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has an ownership interest and 100% of the revenue of which is included in the consolidated financial reports of such Person consistent with generally accepted accounting principles.

          "Tax" or "Taxes" means any federal, state, local or foreign net or
           ---      -----
gross income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, governmental fee or like assessment or charge of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, imposed by any governmental authority or arising under any Tax law or agreement, including, without limitation, any joint venture or partnership agreement.

          "Tax Return" means any return, declaration, report, claim for refund
           ----------
or information or return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

          "Transaction" means, taken together, the transactions contemplated
           -----------
under this Agreement.

          "Warrant Agreement" means that certain Warrant Agreement by and among
           -----------------
the Company and the Purchasers substantially in the form attached hereto as Exhibit C pursuant to which the Company shall issue to the Purchasers the Warrants.

          "Warrant Certificate" has the meaning set forth in Section 8.1 of the
           -------------------
Agreement.

          "Warrants" has the meaning set forth in the Recital to the Agreement.
           --------

          "Warrant Shares" means the Common Stock issuable upon the exercise of
           --------------
the Warrants.

          "Welfare Plan" means any "employee welfare benefit plan" as defined in
           ------------
Section 3(1) of ERISA, which (A) the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (B) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

                                  ARTICLE II


                        PURCHASE AND SALE OF SECURITIES
                        -------------------------------

          2.1.  Purchase and Sale of Securities.  Upon the terms and subject
                -------------------------------
to the conditions contained herein, on the Closing Date, the Company will sell to the Purchasers and the Purchasers will purchase from the Company, all of the Securities.

          2.2.  Consideration for Securities.  Upon the terms and subject to
                ----------------------------
the conditions contained herein, as consideration for the purchase of the Securities, on the Closing Date, the Purchasers shall pay to the Company an aggregate purchase price in the amount of $45,000,000 payable by delivery to the Company of same day funds.

                                  ARTICLE III

                                    CLOSING
                                    -------

          3.1.  Closing.  The closing of the transactions contemplated herein
                -------
(the "Closing") shall be held at 10:00 a.m. Eastern Time on the Closing Date
      -------
at the offices of Latham & Watkins, 1001 Pennsylvania Avenue, N.W., Suite 1300, Washington, D.C. 20004, unless the parties hereto otherwise agree.

          3.2.  Deliveries by the Company at Closing.  At Closing, the Company
                ------------------------------------
shall issue and deliver to the Purchasers:

                (a) certificates evidencing the Preferred Shares in the name of the several Purchasers (or their assignees) in the respective amounts as set forth in a written notice provided to the Company by the Purchasers;

                (b) certificates evidencing the Warrants in the name of the several Purchasers (or their assignees) in the respective amounts as set forth in a written notice provided to the Company by the Purchasers; and

                (c) all such other documents and instruments as the Purchasers or their counsel shall reasonably request to consummate or evidence the Transaction.

          3.3.  Deliveries by the Purchasers at Closing.  At Closing, the
                ---------------------------------------
Purchasers shall deliver to the Company:

                (a)  same day funds as provided in Section 2.2;

                (b) all such other documents and instruments as the Company or its counsel shall reasonably request to consummate or evidence the Transaction.

          3.4.  Certificates; Opinions.  At Closing, the Purchasers and the
                ----------------------
Company shall deliver the certificates, opinion of counsel, and other documents described in Article 7.

          3.5.  Ancillary Agreements.  At Closing, the Company and the
                --------------------
Purchasers shall enter into the Ancillary Agreements.

          3.6.  Form of Documents and Instruments.  All of the documents and
                ---------------------------------
instruments delivered at Closing shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to the parties' respective counsel.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          The Company represents and warrants to the Purchasers as follows:

          4.1.  Organization of the Company.  The Company is a corporation duly
                ---------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as presently being conducted. No actions or proceedings to dissolve the Company are pending or, to the Knowledge of the Company, threatened. The copies of the Certificate of Incorporation and Bylaws heretofore delivered by the Company to the Purchasers are accurate and complete as of the date hereof. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased, or operated by it or the conduct of its business requires such qualification or licensing, except where the failure to do so taken in the aggregate would not have a Material Adverse Effect on the Company.

          4.2.  Capitalization of the Company.
                -----------------------------

                (a) The authorized capital stock of the Company as of the date hereof, consists of 100,000,000 shares of Common Stock and 180,000 shares of preferred stock, of which 24,000 shares have been designated Convertible Exchangeable Preferred Stock. As of August 23, 1996, 36,540,675 shares of Common Stock and 24,000 shares of Convertible Exchangeable Preferred Stock are outstanding (represented by 2,400,000 publicly traded depository shares). As of August 23, 1996, 6,548,700 shares of Common Stock are reserved for issuance upon exercise of outstanding employee stock options and 10,273,920 shares of Common Stock are reserved for issuance upon conversion of the Convertible Exchangeable Preferred Stock. Schedule 4.2 contains the aggregate number of outstanding
                 --------
options to purchase shares of Common Stock, the weighted average exercise price with respect to such options and the plan or other arrangements pursuant to which such options were issued. All outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable, and no shares of capital stock of the Company are subject to, nor have any been issued in violation of, any preemptive or similar rights.

          (b) Except as set forth above in paragraph (a) of this Section 4.2, as contemplated by this Agreement and as set forth on Schedule 4.2 hereof,
                                                      ------------
there are outstanding (i)
no shares of capital stock or other voting securities of the Company; (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of the Company; (iii) no subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind to acquire from the Company, and no obligation of the Company to issue or sell, any shares of capital stock or other voting securities of the Company or any securities of the Company convertible into or exchangeable for such capital stock or voting securities; and (iv) other than employee compensation plans based on the Company's earnings and executive officer employment agreements, no equity equivalents, interests in the ownership or earnings or other similar rights of or with respect to the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or any other securities of the type described in clauses (i)-
(iv) of the preceding sentence. There are no restrictions upon the voting or transfer of any share of the capital stock or other voting securities of the Company pursuant to the Certificate of Incorporation, the Bylaws or other governing documents or any agreement or other instrument to which the Company is a party or by which the Company is bound other than restricted stock held by certain employees. Schedule 4.2 contains a true and correct list of all persons
                    ------------
holding restricted stock (as defined under any plan or arrangement pursuant to which it was issued), the number of shares of restricted stock held by such persons and the document or documents which describe such restrictions.

          4.3.  Authorization of Issuance.  Upon consummation of the
                -------------------------
transactions contemplated hereby, the Securities acquired by the Purchasers from the Company will be duly authorized and validly issued, fully paid and not subject to any preemptive or similar rights. Upon consummation of the transactions contemplated hereunder, the Conversion Shares will be duly authorized and reserved for issuance and upon conversion in accordance with the terms of the Cumulative Preferred Stock will be validly issued, fully paid and nonassessable and not subject to any preemptive or similar rights. Upon consummation of the transactions, the Warrant Shares will be duly authorized and reserved for issuance and, upon exercise of the Warrants, and when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable and not subject to any preemptive or similar rights.

          4.4.  Authorization.  The Company has full corporate power and
                -------------
authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and the Ancillary Agreements, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of the Company (other than the approval of the transactions contemplated in this Agreement by the stockholders of the Company in accordance with Applicable Law, the Certificate of Incorporation and the rules of the New York Stock Exchange). This Agreement has been duly executed and delivered by the Company and constitutes, and each Ancillary Agreement executed or to be executed by the Company has been, or when executed will be, duly executed and delivered by the Company and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally, and (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          4.5.  Noncontravention.  Assuming compliance with the matters
                ----------------
referred to in Section 6.1 and the approval of the Company's stockholders as contemplated therein, the execution and delivery by the Company of this Agreement and the Ancillary Agreements and the performance by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or the Bylaws, or the charter, bylaws, or other governing instruments of any Subsidiary, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any loss of material benefit, or of any right of termination, cancellation, or acceleration under, any Material Agreement, except the Credit Facility, (iii) result in the creation or imposition of any Encumbrance upon the properties of the Company or any Subsidiary, or (iv) violate any Applicable Law binding upon the Company or any Subsidiary, except, in the case of clauses (ii), (iii) and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations, or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on the Company or on the ability of the Company to consummate the transactions contemplated hereby.

          4.6.  Consents and Approvals.  No consent, approval, order,
                ----------------------
authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by the Company or any Subsidiary in connection with the execution and delivery by the Company of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby, other than (i) filings under the HSR Act and expiration or termination of any applicable waiting period required thereunder; (ii) the filing of the Certificate Amendments with the Secretary of State of the State of Delaware; (iii) compliance with any applicable requirements of the Securities Act; (iv) compliance with any applicable requirements of the Exchange Act; (v) compliance with any applicable state securities laws; and (vi) such consents, approvals, orders, or authorizations which, if not obtained, and such declarations, filings, or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as set forth on Schedule 4.6, no consent or approval of any person other
                       ------------
than any Governmental Entity is required to be obtained or made by the Company or any Subsidiary in connection with the execution and delivery by the Company of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby, other than (a) approval of the New York Stock Exchange, (b) such approvals as are required to be received from the holders of Common Stock, (c) approvals under the Credit Facility, and (d) such consents, approvals, orders, or authorizations which, if not obtained, and such declarations, filings, or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect.

          4.7.  Subsidiaries.
                ------------
                (a)  Except as otherwise set forth on Schedule 4.7, the
                                                      ------------
Company does not own, directly or indirectly, more than five percent of the capital stock or other securities of any corporation or partnership or have any direct or indirect equity or ownership interest of more than five percent in any other person, other than its Subsidiaries. Schedule 4.7 lists each Subsidiary of the Company as of the date
              ------------
hereof and its respective jurisdiction of incorporation. Each Material Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each such Material Subsidiary has all requisite corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted. Except as otherwise indicated on Schedule 4.7, no actions or proceedings to
                                 ------------
dissolve any Material Subsidiary are pending.

          (b)   Except as otherwise indicated on Schedule 4.7, all the
                                                 ------------
outstanding capital stock or other equity interests of each Subsidiary of the Company is owned directly or indirectly by the Company, free and clear of all Encumbrances and restrictions on voting, sale, transfer or disposition. All outstanding shares of capital stock of each Subsidiary of the Company have been validly issued and are fully paid and nonassessable. No shares of capital stock or other equity interests of any Subsidiary of the Company are subject to, nor have any been issued in violation of, preemptive or similar rights.

          (c) Except for shares of Common Stock owned by the Company or any Subsidiary and as set forth above on Schedule 4.7, there are outstanding (i) no
                                     ------------
shares of capital stock or other voting securities of any Subsidiary of the Company; (ii) no securities of any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or other voting securities of any of any Subsidiary of the Company; (iii) no subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind to acquire from any Subsidiary of the Company, and no obligation of any Subsidiary of the Company to issue or sell, any shares of capital stock or other voting securities of any Subsidiary of the Company or any securities of any Subsidiary of the Company convertible into or exchangeable for such capital stock or voting securities; and (iv) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to any Subsidiary of the Company. There are no outstanding contractual obligations of any Subsidiary of the Company to repurchase, redeem or otherwise acquire any shares of capital stock or any other securities of the type described in clauses (i)-(iv) of the preceding sentence.

          4.8.  Employee Benefit Plans and Other Agreements.
                -------------------------------------------

                (a)  Disclosure; Delivery of Copies of Relevant Documents and
                     --------------------------------------------------------
Other Information.  Schedule 4.8 contains a complete list of Employee Plans
-----------------   ------------
which cover or have covered present or former employees, directors or consultants of the Company or any of its Subsidiaries (with respect to their relationship with such entities) (each, a "Company Employee Plan"). True and complete copies of each of the following Company Employee Plan documents have been delivered or made available by the Company to the Purchasers: (i) each Company Employee Plan document (and, if applicable, related trust agreements and all annuity contracts or other funding instruments) and all amendments thereto, all reasonably available written descriptions thereof which have been distributed to the Company's employees and those of its ERISA Affiliates during the last 36 months and a complete description of any Company Employee Plan which is not in writing (including a description of the number and level of employees covered thereby), (ii) the most recent determination or opinion letter issued by the Internal Revenue Service with respect to each Pension Plan and each Welfare Plan (other than a Multiemployer Plan which covers or has covered employees of the Company or any of its ERISA Affiliates (with respect to their relationship with such entities), (iii) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan which covers or has covered employees or former employees of the Company or any of its ERISA Affiliates (with respect to their relationship with such entities) (each, a "Company Pension Plan"), (iv) a tabulation of age, salary, service and related data as of the last day of the last plan year for employees of the Company or any of its Subsidiaries and (v) a description setting forth the amount of any liability of the Company as of the Closing Date for payments more than thirty (30) calendar days past due with respect to each Welfare Plan which covers or has covered employees or former employees of the Company or any of its Subsidiaries.

                (b)  Employee Plans.
                     --------------

                     (i)  Pension Plans.
                          -------------

                          (A) The funding method used in connection with each Pension Plan which is subject to the minimum funding requirements of ERISA is acceptable and the actuarial assumptions used in connection with funding each such plan are reasonable. As of the last day of the last plan year of each Pension Plan and as of the Closing Date, the "amount of unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA (but excluding from the definition of "current value" of "assets" of such Pension Plan, accrued but unpaid contributions) did not and will not exceed zero. No "accumulated funding deficiency" (for which an excise tax is due or would be due in the absence of a waiver) as defined in Section 412 of the Code or as defined in Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Pension Plan with respect to any plan year, whether or not waived. Neither the Company nor any ERISA Affiliate has failed to pay when due any "required installment", within the meaning of Section 412(m) of the Code and Section 302(e) of ERISA, whichever may apply, with respect to any Pension Plan. Neither the Company nor any ERISA Affiliate is subject to any lien imposed under Section 412(n) of the Code or Section 302(f) of ERISA, whichever may apply, with respect to any Pension Plan. Neither the Company nor any ERISA Affiliate has any liability for unpaid contributions with respect to any Pension Plan.

                          (B) Neither the Company nor any ERISA Affiliate is required to provide security to any Company Pension Plan under Section 401(a)(29) of the Code.

                          (C) Each Company Pension Plan and each related trust agreement, annuity contract or other funding instrument is qualified and tax-exempt under the provisions of Code Sections 401(a) (or 403(a), as appropriate) and 501(a) and has been so qualified during the period from its adoption to date.

                          (D) Each Company Pension Plan and each related trust agreement, annuity contract or other funding instrument presently complies and has been maintained in compliance, in all material respects, with its terms and, both as to form and in operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including without limitation ERISA and the Code.

                          (E) The Company has paid all premiums (and interest charges and penalties for late payment, if applicable) due the PBGC with respect to each the Company Pension Plan for each plan year thereof for which such premiums are required. Neither the Company nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA. There has been no "reportable event" (as defined in Section 4043(b) of ERISA and the PBGC regulations under such Section) with respect to any Pension Plan. No filing has been made by the Company or any ERISA Affiliate with the PBGC, and no proceeding has been commenced by the PBGC, to terminate any Pension Plan. No condition exists and no event has occurred that could constitute grounds for the termination of any Pension Plan by the PBGC. Neither the Company nor any ERISA Affiliate has, at any time, (1) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (2) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, or (3) ceased making contributions on or before the Closing Date to any Pension Plan subject to Section 4064(a) of ERISA to which the Company or any ERISA Affiliate made contributions during the six years prior to the Closing Date.

                    (ii)  Multiemployer Plans.
                          -------------------

                          (A) Neither the Company nor any ERISA Affiliate has, at any time within the last 72 months, maintained, contributed to or been obligated to maintain or contribute to, or withdrawn from, a Multiemployer Plan.

                    (iii) Welfare Plans
                          -------------

                          (A) Each Welfare Plan presently complies and has been maintained in compliance, in all material respects, with its terms and, both as to form and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Welfare Plan, including without limitation ERISA and the Code.

                          (B)  Except as disclosed on Schedule 4.8, none of the
                                                      ------------
     Company, any ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to, or with respect to any present or former employee of the Company or any ERISA Affiliate pursuant to, any retiree medical benefit plan, or other retiree Welfare Plan, and no condition exists which would prevent the Company from amending or terminating any such benefit plan or Welfare Plan.

                          (C) Each Welfare Plan which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in compliance with provisions of Part 6 of Title I, Subtitle B of ERISA and 4980B of the Code at all times.

                    (iv)   Benefit Arrangements. Each Benefit Arrangement has
                           --------------------
     been maintained in compliance, in all material respects, with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement, including without limitation, the Code. Except as set forth in Schedule 4.8 and
                                                          ------------
     except as provided by law, the employment of all persons presently employed or retained by the Company is terminable at will.

                    (v)    Unrelated Business Taxable Income.  No Employee Plan
                           ---------------------------------
     (or trust or other funding vehicle pursuant thereto) is subject to any tax under Code Section 511.

                    (vi)   Deductibility of Payments.  Except as disclosed in
                           -------------------------
     Schedule 4.8, there is no contract, agreement, plan or arrangement covering any present or former employee, director or consultant of the Company or any of its Subsidiaries (with respect to his or her relationship with such entities) that, individually or collectively, provides for the payment by the Company of any amount (i) that is not deductible under Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

                    (vii)  Fiduciary Duties and Prohibited Transactions. Neither
                           --------------------------------------------
     the Company nor any plan fiduciary of any Welfare Plan or Pension Plan, has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, or has otherwise violated the provisions of
     Part 4 of Title I, Subtitle B of ERISA. The Company has not Knowingly participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Welfare Plan or Pension Plan and has not been assessed any civil penalty under Section 502(l) of ERISA.

                    (viii) Validity and Enforceability.  Each Employee Welfare
                           ---------------------------
     Plan related trust agreement, annuity contract or other funding instrument is legally valid and binding and in full force and effect.

                    (ix)   Litigation.  There is no action, order, writ,
                           ----------
     injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action, governmental audit or investigation relating to or seeking benefits under any Employee Plan that is pending, threatened or anticipated against the Company, any ERISA Affiliate or any Employee Plan other than routine claims for benefits.

                    (x)    No Amendments.  Except as disclosed in Schedule 4.8,
                           -------------                          ------------
     neither the Company nor any ERISA Affiliate has any announced plan or legally binding commitment to create any additional Employee Plans which are intended to cover present or former employees, directors or consultants of the Company or any of its Subsidiaries (with respect to their relationship with such entities) or to amend or modify any existing Company Employee Plan.

                    (xi)   No Other Material Liability.  No event has occurred
                           ---------------------------
     in connection with which the Company or any ERISA Affiliate or any Employee Plan, directly or indirectly, could be subject to any material liability
     (A) under any statute, regulation or governmental order relating to any Employee Plan or (B) pursuant to any obligation of Seller to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the Employee Plans.

                    (xii)  Unpaid Contributions.  Neither the Company nor any
                           --------------------
     ERISA Affiliate has any liability for unpaid contributions under Section 515 of ERISA with respect to any Multiemployer Plan.

                    (xiii) Insurance Contracts.  Neither the Company nor any
                           -------------------
     Employee Plan (other than a Multiemployer Plan) holds as an asset of any Employee Plan any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship or rehabilitation proceedings.

                    (xiv)  No Acceleration or Creation of Rights.  Except as
                           -------------------------------------
     disclosed on Schedule 4.8, neither the execution and delivery of this
                  ------------
     Agreement by the Company nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any person to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

          4.9.  SEC Filings.  The Company has filed with the Commission all
                -----------
forms, reports, schedules, statements, and other documents required to be filed by it under the Securities Act, the Exchange Act, and all other Federal securities laws and the rules and regulations promulgated thereunder, during the period from March 31, 1993 to the date of this Agreement (the "SEC Filings").
                                                               -----------
Each SEC Filing was prepared in accordance with, and at the time of filing complied in all material respects with, the requirements of the Securities Act, the Exchange Act or other applicable Federal securities law and the rules and regulations promulgated thereunder, as the case may be, except as the same was corrected or superseded in an amendment to such SEC Filing filed with the Commission. None of the SEC Filings, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, except as the same was corrected or superseded in a subsequent document duly filed with the Commission. The consolidated financial statements

(including, in each case, any related notes thereto) contained in the SEC Filings have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as described therein) and each presents fairly the consolidated financial position of the Company and its consolidated Subsidiaries at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the period indicated (subject to normal year-end audit adjustments in the case of any unaudited interim financial statements).

          4.10.  Absence of Undisclosed Liabilities; Guarantees.
                 ----------------------------------------------

                 (a)  Except as set forth on Schedule 4.10 or to the extent
                                             -------------
disclosed in the SEC Filings filed prior to the date hereof: (i) as of March 29, 1996, neither the Company nor any Subsidiary had any liabilities or obligations (whether accrued, absolute, contingent, unliquidated, or otherwise) which are reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, and (ii) since March 29, 1996, neither the Company nor any Subsidiary has incurred any such material liabilities or obligations, other than those incurred in the ordinary course of business consistent with past practice or pursuant to or as contemplated by this Agreement.

                 (b)  Except as set forth on Schedule 4.10 or to the extent
                                             -------------
disclosed in the SEC Filings filed prior to the date hereof: neither the Company nor any Subsidiary is a party to: (i) any Material Agreement relating to the making of any advance to, or investment in, any Person; or (ii) any Material Agreement providing for a guaranty or other contingent liability with respect to any indebtedness for money borrowed or similar obligation of any Person.

           4.11. Absence of Certain Changes.  Except as set forth on Schedule
                 --------------------------                          --------
4.11 or to the extent disclosed in the Company's Form 10-K for the fiscal year
----
ended March 29, 1996, or in SEC Filings filed since March 29, 1996, (i) there has not been any event or occurrences, or series of events or occurrences, which have had, or which are reasonably likely to have, a Material Adverse Effect on the Company, (ii) neither the Company nor any Subsidiary has incurred any liability or engaged in any transaction that is material to the Company and its Subsidiaries taken as a whole, or entered into any Material Agreement, except in the ordinary course of business consistent with past practice, or as contemplated by this Agreement, or (iii) neither the Company nor any Subsidiary is in default under (and no event has occurred which with the lapse of time or action by a third party could result in a default under) any Material Agreement (except with respect to the Credit Facility).

          4.12.  Compliance With Laws.  Except as set forth on Schedule 4.12,
                 --------------------                          -------------
(i) the Company and its Subsidiaries are in compliance with all Applicable Laws other than violations which, do not and will not, individually or in the aggregate, have a Material Adverse Effect on the Company; (ii) each of the Company and its Subsidiaries has obtained and holds all material permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations of all Governmental Entities necessary for the lawful conduct of its business or the lawful ownership, use and operation of its assets, except when the failure to do so does not and will not, individually or in the aggregate, have a Material Adverse Effect on the Company; (iii) neither the Company nor any of its Subsidiaries has received any written notice of violation of any Applicable Law, which has not been dismissed or otherwise disposed of, that the Company or any Subsidiary has not so complied other than with respect to violations of Applicable Law which do not and will not, individually or in the aggregate, have a Material Adverse Effect on the Company; and (iv) neither the Company nor any of its Subsidiaries is charged or, to the best Knowledge of the Company, threatened with, or, to the best Knowledge of the Company, under investigation with respect to, any violation of any Applicable Law, including Environmental Laws, relating to any aspect of the business of the Company or any Subsidiary other than violations which do not and will not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          4.13.  Litigation.  The Company has delivered to the Purchasers an
                 ----------
accurate list of all Proceedings pending or, to the best Knowledge of the Company, threatened against or involving the Company or any Subsidiary (or any of their respective directors or officers in connection with the business or affairs of the Company or any Subsidiary) or any properties or rights of the Company or any Subsidiary as of the date hereof. Any and all liabilities of the Company and the Subsidiaries under such Proceedings that are probable and subject to reasonable estimation within the meaning of generally accepted accounting principles are adequately covered (except for standard deductible amounts) by the existing insurance maintained by the Company or estimates in accordance with generally accepted accounting principles for the uninsured costs thereof are reflected in the financial statements of the Company. Except as set forth on Schedule 4.13, the Company has no Knowledge of any facts that are
         -------------
likely to give rise to any additional Proceedings that would reasonably be expected to have a Material Adverse Effect on the Company. As of the date hereof, there are no Proceedings (including with respect to Environmental Laws) pending or, to the best Knowledge of the Company, threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement , the Ancillary Agreements or the transactions contemplated hereby or thereby.

          4.14.  True and Complete Disclosure.  The representations and
                 ----------------------------
warranties of the Company set forth with this Agreement, the information included in the Schedules, and in any certificates delivered pursuant to Section
7.3 of this Agreement are true and accurate in all material respects on the date as of which such information is dated and not incomplete by omitting to state any material fact necessary to make the statements of fact contained therein, in the light of the circumstances under which they were made, not misleading at such date. All financial projections prepared and furnished by the Company to the Purchasers were prepared in good faith on the basis of assumptions believed to be reasonable at the time such projections were prepared.

          4.15.  Taxes.
                 -----

                 (a)  Except as set forth on Schedule 4.15:
                                             -------------

                      (i) The Company and its Subsidiaries have filed, or been included in, all Tax Returns required to be filed by them on or before the Closing Date (taking into account all extensions for filing such Tax Returns) and all such Tax Returns are correct and complete in all material respects. Each affiliated group with which any of the Company and its Subsidiaries files a consolidated or combined Tax Return has filed all such Tax Returns that it was required to file for each taxable period during which any of the Company and its Subsidiaries was a member of the group. All such consolidated and combined Tax Returns were correct and complete in all materials respects;

                      (ii) All material Taxes due and payable by the Company and/or its Subsidiaries (whether or not shown on any Tax Return) have been timely paid in full. All material income Taxes owed by any affiliated group with which any of the Company and its Subsidiaries files a consolidated or combined Tax Return (whether or not shown on any Tax Return) have been paid for each taxable period during which any of the Company and the Subsidiaries was a member of the group;

                      (iii) There are no liens or encumbrances related to Taxes on any of the assets of the Company or its Subsidiaries (other than for current Taxes net yet due and payable);

                      (iv) The Company and its Subsidiaries have withheld all material Taxes required to have been withheld and paid by them or on their behalf in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and such withheld Taxes have either been duly paid to the proper governmental authority or set aside in accounts for such purpose;

                      (v) None of the Company and its Subsidiaries (A) has been a member of any affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company) and (B) has any liability for the Taxes of any person as defined in Section 7701(a)(1) of the Code (other than the Company and its Subsidiaries) under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local, or foreign tax), as a transferee or successor, by contract, or otherwise;

                      (vi) The charges, accruals and reserves for Taxes (including deferred Taxes) currently reflected on the Financial Statements in accordance with GAAP are adequate in the reasonable estimation of the Company to cover all unpaid Taxes accruing or payable by the Company and its Subsidiaries in respect of taxable periods that end on or before the Closing Date and for any taxable periods that begin before the Closing Date and end thereafter to the extent such Taxes are attributable to the portion of such period ending on the Closing Date (determined under the closing of the books method of allocation);

                      (vii) The Company and its Subsidiaries have no Tax deficiency or claim assessed or, to the best of the Company's Knowledge, proposed or threatened (whether orally or in writing) against any of them, except to the extent that adequate liabilities or reserves with respect thereto are accrued on the Financial Statements in accordance with GAAP or
     (i) such deficiency or claim is being contested in good faith by appropriate proceedings, (ii) no such accrual is required by GAAP and (iii) the nature and amount of the disputed Tax is set forth on Schedule 4.15.
                                                               -------------

                     (viii) None of the Company or any of its Subsidiaries has made any payments, nor is any of them obligated to make any payments, and is not a party to any agreements that could obligate it to make any payments, that will not be deductible under Code Section 280G.

                 (b)  Schedule 4.15 lists all federal, state, local, and
                      -------------
foreign Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Correct and complete copies of all federal Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries since March 31, 1992 have been delivered to Purchaser.

          4.16.  Environmental Matters.
                 ---------------------

                 (a)  For purposes of this Section, the term "Company" shall
                                                              -------
include (i) the Company, (ii) any Affiliates of the Company, (iii) the Business,
(iv) all partnerships, joint ventures and other entities or organizations in which Company or the Business was at any time or is a partner, joint venturer, member or participant, and (v) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by Company or the Business or to which Company or the Business has succeeded.

                 (b)  Except as disclosed in Schedule 4.16, the Company and its
                                             -------------
Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that each of their Environmental Permits will be renewed effective prior to the expiration of such Environmental Permit currently in effect, except where the failure to so comply with such Environmental Laws, hold or comply with such Environmental Permits or timely renew such Environmental Permits is not reasonably expected to have a Material Adverse Effect.

                 (c)  Except as set forth on Schedule 4.16, the Company and its
                                             -------------
Subsidiaries have not received any notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, any Environmental Condition except where such Environmental Condition is not reasonably expected to have a Material Adverse Effect. The Company has not received any notice of any other claim, demand or action by any individual or entity alleging any actual or threatened injury or damage to any person, property, natural resource or the environment arising from or relating to any Release or threatened Release of any Hazardous Materials at, on, under, in, to or from any Facility or any former Facilities, or in connection with any operations or activities of the Company or any of its Subsidiaries except with respect to any claim, demand or action which is not reasonably expected to have a Material Adverse Effect on the Company.

                 (d)  Except as disclosed in Schedule 4.16 or with respect to
                                             -------------
such matters as have been fully and finally resolved and as to which there are no remaining obligations Known or reasonably anticipated, neither the Company nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law, except where such obligations, consent decrees, orders, settlement or other agreements is not reasonably expected to have a Material Adverse Effect.

                 (e)  Except as disclosed in Schedule 4.16 or, for real
                                             -------------
property formerly owned or leased by the Company, for actions of third parties occurring after the Company's disposition, Hazardous Materials have not been transported, disposed of, emitted, discharged or otherwise Released or threatened to be Released, to or at any real property presently or formerly owned or leased by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other location, which Hazardous Materials are reasonably expected to (i) give rise to liability of the Company or any Subsidiary under any applicable Environmental Law, except where such liability is not reasonably expected to have a Material Adverse Effect, or (ii) interfere with the Company's or any Subsidiary's continued operations, except where such interference is not reasonably expected to have a Material Adverse Effect or (iii) impair the fair saleable value of any real property owned or leased by the Company or any Subsidiary, except for such impairment as is not reasonably expected to have a Material Adverse Effect.

                 (f)  Except as disclosed in Schedule 4.16, neither the Company
                                             -------------
nor any of its Subsidiaries has assumed or retained, by contract or operation of law in connection with the sale or transfer of any assets or business, liabilities arising from or associated with or otherwise in connection with such assets or business of any kind, fixed or contingent, Known or not Known, under any applicable Environmental Law, except where such liabilities are not reasonably expected to have a Material Adverse Effect.

                 (g) True, complete and correct copies of the written reports, and all parts thereof, of all environmental audits or assessments which have been conducted in respect of any Facility or any former Facility within the past five years, either by the Company or any attorney, environmental consultant or engineer engaged for such purpose, have been delivered to the Purchasers and a list of all such reports, audits and assessments and any other similar report, audit or assessment of which the Company has Knowledge is included on Schedule
                                                                      --------
4.16.
----

          4.17.  Insurance.  Schedule 4.17 sets forth a list of the insurance
                 ---------   -------------
policies held by, or for the benefit of, the Company and its Subsidiaries. Each of the Company and its Subsidiaries carry, and will continue to carry, insurance with reputable insurers (except as to self-insurance) with respect to such of their respective properties and business, in such amounts and against such risks as is customarily maintained by other entities of similar size engaged in similar businesses (which may include self-insurance in amounts customarily maintained by companies similarly situated or has been maintained in the past by the Company and its Subsidiaries). None of such insurance was obtained through the use of materially false or misleading information or the failure to provide the insurer with all material information requested in order to evaluate the liabilities and risks insured. Neither the Company nor any of its Subsidiaries has received any notice of cancellation or non-renewal of any insurance policies or binders.

          4.18.  Title to Assets, Etc.  Except for Permitted Encumbrances, the
                 --------------------
Company and its Subsidiaries have good and marketable title to or valid and subsisting leasehold interests in all assets material to their businesses as currently conducted and, except as set forth on Schedule 4.18, none of the material assets is subject to any Encumbrance, except for Encumbrances which, individually or in the aggregate, are not substantial in amount and do not materially detract from the value of the property or assets of the Company and its Subsidiaries taken as a whole or interfere with the present use of such property or assets (taken as a whole) and have not arisen other than in the ordinary course of business. The Company and each Subsidiary has in all material respects performed all the obligations required to be performed by it with respect to all material assets leased by it through the date hereof, except where the failure to perform would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. All such leases are valid, binding and enforceable with respect to the Company and its Subsidiaries in accordance with their terms and are in full force and effect; no event of default has occurred which constitutes a default thereunder on the part of the Company or any Subsidiary and the Company has no Knowledge of the occurrence of any event of default which constitutes a default thereunder by any other party which defaults are reasonably likely to have a Material Adverse Effect on the Company.

          4.19.  Condition of Tangible Assets.  The Facilities of the Company
                 ----------------------------
and its Subsidiaries and the Fixtures and Equipment are in good operating condition and repair (except for ordinary wear and tear) are reasonably sufficient for the operation of the business of the Company and its Subsidiaries as presently conducted and are in conformity, in all material respects, with all Applicable Laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety or standards, occupational safety and health laws and regulations) relating thereto currently in effect, except where the failure to conform would not have a Material Adverse Effect on the Company.

          4.20.  Contracts and Commitments.  Except for documents set forth on
                 -------------------------
Schedule 4.20 or listed as exhibits to the Company's Annual Report on Form 10-K
-------------
for the fiscal year ended March 29, 1996, neither the Company nor any Subsidiary is a party to any Material Agreement. Except as set forth on Schedule 4.20,
                                                             -------------
neither the Company nor any Subsidiary is (and, to the Knowledge of the Company, no other party is) in material breach or violation of, or default under any Material Agreement to which it is a party, the breach or violation of which is reasonably likely to have a Material Adverse Effect on the Company.

          4.21.  Books and Records.  The Company has made and kept (and given
                 -----------------
the Purchasers access to) books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company and its Subsidiaries, taken as a whole. The minute books of the Company and each Subsidiary previously made available to the Purchasers accurately and adequately reflect all action previously taken by the stockholders, the board of directors and committees of the board of directors of the Company and each of the Subsidiaries.

          4.22.  Labor Matters.   Since March 31, 1993, neither the Company nor
                 -------------
any of its Subsidiaries has experienced any attempt by organized labor or its representatives to make the Company or such Subsidiary conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of the Company or any Subsidiary. The Company and its Subsidiaries are in compliance with all Applicable Laws respecting employment practices, terms and conditions of employment and wages and hours except where noncompliance would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, and, to the Company's Knowledge, are not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against the Company or any Subsidiary pending before the National Labor Relations Board or any other governmental agency arising out of the activities of the Company or any of its Subsidiaries, and the Company has no Knowledge of any facts or information which would give rise thereto. There is no labor strike or labor disturbance pending or, to the Company's Knowledge, threatened against the Company or any of its Subsidiaries. There is no grievance currently being asserted and neither the Company nor any Subsidiary has experienced since March 31, 1993, a work stoppage or other labor difficulty which grievance, work stoppage or other labor difficulty is reasonably likely to have a Material Adverse Effect on the Company.

          4.23.  Payments.  Neither the Company nor any of its Subsidiaries
                 --------
has, or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of the Company or its Subsidiaries and which the Company Knows or has reason to believe to have been illegal under any federal, state or local laws of the United States (including, without limitation the U.S. Foreign Corrupt Practices Act) or any other country having jurisdiction; and neither the Company nor any of its Subsidiaries has participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers.

          4.24.  Information.  The information contained in the Proxy Material
                 -----------
(other than information with respect to the Purchasers, or any of their Affiliates which shall have been supplied in writing by them or any of their authorized representatives for use in or in preparing the Proxy Material) will not, at the date of mailing to the Company's stockholders or at the date of the Stockholders Meeting, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact required to be stated therein or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting. The Proxy Material will comply as to form in all material respects with the Exchange Act and the rules and regulations of the SEC thereunder.

          4.25.  Board Recommendations.  By a vote of the directors present at
                 ---------------------
a meeting of the board of directors of the Company (which meeting was duly called and held and at which a quorum was present at all times), the board of directors has (i) approved and adopted (A) this Agreement, including the issuance of the Securities, (B) the Company's entering into the Ancillary Agreements, and (C) the Certificate Amendments, and (ii) resolved to recommend to the Company's stockholders approval of the transactions contemplated hereunder and under the

Ancillary Agreements, including issuance of the Securities to the Purchasers pursuant to this Agreement.

          4.26.  Intellectual Property.
                 ---------------------

                 (a) The Company and its Subsidiaries either own or have valid licenses or other rights to use all patents, copyrights, trademarks, software, databases, data, other technical information used in their businesses as presently conducted ("Proprietary Rights"), subject to the limitations
                      ------------------
contained in the agreements governing the use of the same, with such exceptions as would not result in a Material Adverse Effect on the Company. There are no limitations contained in the agreements of the type described in the immediately preceding sentence which, upon consummation of the transactions contemplated hereunder, will alter or impair any such rights, breach any such agreement with any third party vendor, or require payments of additional sums thereunder, except any such limitations that would not have a Material Adverse Effect on the Company. The Company and its Subsidiaries are in compliance in all material respects with such licenses and agreements and, except as set forth on Schedule
                                                                       --------
4.26, there are no pending or, to the best Knowledge of the Company or any
----
Subsidiary, threatened Proceedings challenging or questioning the validity or effectiveness of any license or agreement relating to such property or the right of the Company or any Subsidiary to use, copy, modify or distribute the same.

                 (b)  No person has a right, other than those set forth on
Schedule 4.26 to receive a royalty or similar payment in respect of any material
-------------
Proprietary Rights whether or not pursuant to any contractual arrangements entered into by the Company or its Subsidiaries.

          4.27.  Securities Offerings.
                 --------------------

                 (a)  Except as set forth on Schedule 4.27, since March 31,
                                             -------------
1993, the Company has not sold any securities other than securities registered pursuant to the Securities Act.

                 (b) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) of the Company
                                                  ------------
has, directly or through any agent (provided that no representation is made as to the Purchasers or any person acting on their behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) that is or will be integrated with the offering and sale of the Securities in a manner that would require the registration of the Securities under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Securities.

          4.28.  No Other Agreements to Sell the Assets or the Company.  Except
                 -----------------------------------------------------
as contemplated by this Agreement, none of the Company or any of its Subsidiaries have any legal obligation, absolute or contingent, to any other person or firm to sell the capital stock, material assets or business of the Company or any Subsidiary or to effect any merger, consolidation, liquidation, dissolution, recapitalization or other reorganization (except as to the reorganization of the Company's operating units as previously disclosed to the Purchasers) of the Company or any Subsidiary or to enter into any agreement with respect thereto.

          4.29.  No Brokers.  The Company has not employed, and is not subject
                 ----------
to the valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or commission from the Company in connection with such transactions, except for Donaldson, Lufkin & Jenrette Securities Corporation and Environmental Financial Consulting Group, Inc.

          4.30.  Convertible Exchangeable Preferred Stock.  The entering into
                 ----------------------------------------
this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the filing of the Certificate Amendments with the office of the Secretary of State of the State of Delaware, do not and will not violate or conflict with the terms of, or require the approval of holders of, the Convertible Exchangeable Preferred Stock.


                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF PURCHASERS
                 --------------------------------------------

          Each Purchaser hereby represents and warrants to the Company as follows:

          5.1.  Organization of Purchaser.  Purchaser is a limited partnership
                -------------------------
duly formed and validly existing and in good standing as a limited partnership under the laws of its jurisdiction of formation and has full partnership power and authority to carry on its business as currently being conducted.

          5.2.  Authorization.  Purchaser has full partnership power and
                -------------
authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and the Ancillary Agreements, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary partnership action of the Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes, and each Ancillary Agreement executed or to be executed by Purchaser has been, or when executed will be, duly executed and delivered by Purchaser and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          5.3.  Noncontravention. The execution and delivery by Purchaser of
                ----------------
this Agreement and the Ancillary Agreements and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the agreement of limited partnership or other governing agreement of Purchaser, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, agreement, or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of its properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of Purchaser, or (iv) violate any Applicable Law binding upon Purchaser, except, in the case of clauses (ii),
(iii), and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations, or Encumbrances which would not, individually or in the aggregate, materially and adversely affect the ability of the Purchaser to consummate the transactions contemplated hereby.

          5.4.  Consents and Appeals.  No consent, approval, order or
                --------------------
authorization of, or declaration, filing or registration with, any Government Entity is required to be obtained or made by Purchaser in connection with the execution and delivery by Purchaser of this Agreement and the Ancillary Agreements or the consummation of the transaction contemplated hereby and thereby other than (i) filings under the HSR Act and expiration or termination of any applicable waiting period required thereunder and (ii) any filings required under Section 13 of the Exchange Act and Rule 13d-1 under the Exchange Act and (iii) such consents, approvals, orders or authorization which, if not made, would not, individually or in the aggregate, materially and adversely affect the ability of the Purchaser to consummate the transactions contemplated hereby.

          5.5.   Purchase for Investment.
                 -----------------------

                 (a) Purchaser and each of its partners has been furnished with all information that it has requested for the purpose of evaluating the proposed acquisition of the Securities pursuant hereto, and Purchaser (and each of its partners) has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operations, financial condition and prospects and the terms and conditions of the issuance of the Securities.

                 (b) Purchaser is acquiring the Securities solely by and for its own account, for investment purposes only and not for the purpose of resale or distribution; and neither Purchaser nor any of its partners has any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer of pledge to such person or anyone else any Securities; and neither Purchaser nor any of its partners has any present plans or intentions to enter into any such contract, undertaking or arrangement.

                 (c) Purchaser and each of its partners acknowledges and understands that (i) no registration statement relating to the Securities, the Conversion Shares or the Warrant Shares has been or is to be filed with the Commission under the Securities Act or pursuant to the securities laws of any state; (ii) the Securities, the Conversion Shares and the Warrant Shares cannot be sold or transferred without compliance with the registration provisions of the Securities Act or compliance with exemptions, if any, available thereunder;
(iii) the certificates representing the respective Securities will include a legend thereon that refers to the foregoing; and (iv) the

Company has no obligation or intention to register the Securities, Conversion Shares or the Warrant Shares under any federal or state securities act or law; except to the extent, in each case, that the terms of the Registration Rights Agreement shall otherwise provide.

                 (d) Purchaser and each of its partners (i) is an "accredited investor" as defined in Rule 501 of Regulation D; (ii) has such knowledge and experience in financial and business matters in general that it has the capacity to evaluate the merits and risks of an investment in the Securities and to protect its own interest in connection with an investment in the Securities;
(iii) has such a financial condition that it has no need for liquidity with respect to its investment in the Securities to satisfy any existing or contemplated undertaking, obligation or indebtedness; and (iv) is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

          5.6.   Disclosure Documents.  None of the information with respect to
                 --------------------
Purchaser or any of its Affiliates which shall have been supplied in writing by Purchaser for inclusion in the Proxy Material will at the date of mailing of the Proxy Material to the Company's stockholders contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact required to be stated therein or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting.

          5.7.   No Brokers.  Purchaser has not employed, and is not subject to
                 ----------
the valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission in connection with such transactions.

                                  ARTICLE VI


                          ACTIONS BY THE COMPANY AND
                          --------------------------
                      THE PURCHASERS PRIOR TO THE CLOSING
                      -----------------------------------

          The Company and each Purchaser covenants as follows for the period from the date hereof through the Closing Date:

          6.1.   Meeting of Stockholders; Proxy Statement; Certificate
                 -----------------------------------------------------
Amendments.
----------

                 (a) The Company shall take all action necessary in accordance with Applicable Law and the Certificate of Incorporation and Bylaws to duly call, give notice of, convene and hold a meeting of its stockholders, which meeting may be the Company's annual meeting of stockholders (the "Stockholders Meeting") as promptly as practicable after the date hereof to consider and vote upon the adoption and approval of the transaction as contemplated hereunder (including, without limitation, the Certificate Amendments and proposals (the "Ancillary Proposals") to amend the Certificate of Incorporation to (i) delete
 -------------------
the classification of the Company's Board of Directors set forth in Article Seventh of the Certificate of Incorporation and (ii) to delete the cumulative voting for directors of the Company as set forth in Article Ninth of the Certificate of Incorporation). The stockholder vote required for the adoption and approval of the transactions contemplated hereunder shall be the vote or votes required by Applicable Law, the Certificate of Incorporation and the rules of the New York Stock Exchange, as represented by the Company in
Section 4.6. Except as provided in Section 6.1(b) below, the board of directors of the Company shall (i) recommend to the Company's stockholders that they vote in favor of the adoption and approval of all matters necessary to effectuate the transactions contemplated hereunder, (ii) use its reasonable best efforts to solicit from the Company's stockholders proxies in favor of such adoption and approval, and (iii) take all other action reasonably necessary to secure a vote of the Company's stockholders in favor of such adoption and approval. The Company shall also use its reasonable best efforts to obtain a statement from all of its executive officers and directors who own shares of Common Stock that such persons intend to vote all such shares of Common Stock in favor of the transactions contemplated hereunder at the Stockholders Meeting.

                 (b) As promptly as practicable after the date hereof, the Company shall take or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to (i) prepare and file with the Commission any documents or materials, including, but not limited to, the Proxy Materials, pertaining to the issuance of the Securities and the Stockholders Meeting, (ii) have the Proxy Materials cleared by the Commission (including with respect to clauses (i) and (ii) by consulting with the Purchasers and responding promptly to any comments from the Commission) and (iii) take such action as may be required to be taken under applicable state securities or blue sky laws in connection with the issuance of the Securities, the Conversion Shares or the Warrant Shares. Except to the extent otherwise determined in good faith by the Company's board of directors in the exercise of its fiduciary duties, taking into account the advice of outside counsel, the Proxy Materials shall contain the recommendation of the Board of Directors that stockholders of the Company vote in favor of the adoption and approval of all matters necessary to effectuate the transactions contemplated hereunder. The Company shall notify the Purchasers promptly of the receipt of any comments on, or any requests for amendments or supplements to, the Proxy Materials by the Commission, and the Company shall supply the Purchasers with copies of all correspondence between it and its representatives, on the one hand, and the Commission or members of its staff, on the other, with respect to the Proxy Materials. The Company, after consultation with the Purchasers, shall use its reasonable best efforts to respond promptly to any comments made by the Commission with respect to the Proxy Materials. The Company and the Purchasers shall cooperate with each other in preparing the Proxy Materials, and the Company and the Purchasers shall each use its reasonable best efforts to obtain and furnish the information required to be included in the Proxy Materials. The Company and the Purchasers each agrees promptly to correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Proxy Statement as so corrected to be filed with the Commission and to be disseminated promptly to holders of shares of the Common Stock, in each case as and to the extent required by Applicable Law.

                 (c) As promptly as practicable after the date hereof, the Company shall provide the Purchasers with the form of the Certificate Amendments (excluding the Certificate of Designations) substantially in the form to be included in the Proxy Materials and to be filed with the Secretary of State of the State of Delaware. The form of Certificate Amendments are subject to the approval of the Purchasers, which approval shall not be unreasonably withheld.

          6.2.   Stock Exchange Approval.  The Company shall use its reasonable
                 -----------------------
best efforts and take all action necessary to obtain the confirmation of the New York Stock Exchange that the transactions contemplated hereby (including the Certificate Amendments) will not violate Section 313 of the New York Stock Exchange Listed Company Manual.

          6.3.   Continuing Operations.  From the date of this Agreement to the
                 ---------------------
earlier of (i) the Closing Date or (ii) the termination of this Agreement in accordance with its terms (the "Interim Period"), the Company and its
                                --------------
Subsidiaries shall conduct their business in the ordinary and usual course, and, except as set forth on Schedule 6.3, neither the Company nor any Subsidiary
                       ------------
shall, without the prior consent of Purchasers except as expressly contemplated hereby:

                 (a) amend its charter or bylaws; split (including any reverse split), combine, or reclassify any shares of its capital stock; adopt resolutions authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of the capital structure of the Company or any Subsidiary; or make any other material changes in its capital structure;

                 (b) except in the ordinary course of business consistent with past practice, (i) incur any material liability or obligation, (ii) become liable or responsible for the material obligations of any other Person (other than wholly owned Subsidiaries) or (iii) pay, discharge, or satisfy any material claims, liabilities, or obligations (whether accrued, absolute, contingent, unliquidated, or otherwise, and whether asserted or unasserted), other than the payment, discharge, or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against in the financial statements; provided that, in no event shall any of the Companies enter into any settlement or compromise of any litigation or claims involving liability in excess of $1,000,000, without the prior written approval of the Purchasers;

                 (c) incur any indebtedness for borrowed money, other than revolving debt and letters of credit under the Credit Facility and up to an aggregate of $2,000,000 of debt for capital assets;

                 (d) make any loans or advances to any person, other than (i) advances to employees in the ordinary and usual course of business and (ii) transactions among or between the Company and its Subsidiaries with respect to cash management conducted in the ordinary and usual course of business;

                 (e) declare or pay any dividend or make any other distribution with respect to its capital stock, other than dividends paid by any Subsidiary to the Company or another Subsidiary in the ordinary and usual course of business or to the holders of the Convertible Exchangeable Preferred Stock as required pursuant to the terms of the Convertible Exchangeable Preferred Stock Certificate of Designations;

                 (f) issue, sell, or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any of its capital stock or other securities other than as contemplated herein or pursuant to stock options issued and outstanding as of the date hereof or purchase or otherwise acquire any of its capital stock, employee or director stock options or debt securities;

                 (g) subject to Encumbrance any of its assets or properties, other than Permitted Encumbrances and Encumbrances permitted under the Credit Facility;

                 (h) other than in the ordinary course of business and sales of non-core assets of up to $3,000,000 in the aggregate, sell, lease, transfer, or otherwise dispose of, directly or indirectly, any assets, or waive, release, grant, or transfer any rights of value;

                 (i) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof, create or make any investment in any Subsidiary (other than a wholly owned Subsidiary); or make any other investment or expenditure of a capital nature or binding commitment therefor, other than in amounts already included in the capital expenditure budget for the Company and its Subsidiaries for the fiscal year ended March 29, 1997, as previously provided to and approved by Purchasers;

                 (j) enter into, adopt, or (except as may be required by law) amend or terminate any collective bargaining agreement or any Benefit Plan; approve or implement any employment severance arrangements (other than payments made under the Company's existing severance policy in accordance with past practice) or retain or discharge any officers and executive management personnel; authorize or enter into any employment, severance, consulting services or other agreement with any directors, officers and executive management personnel or any of their Affiliates; or change the compensation or benefits provided to any director, officer, or employee as of March 29, 1996, other than arrangements previously disclosed to Purchaser;

                 (k) enter into any contract, agreement or lease involving total value or consideration or liability in excess of $50,000,000 or other commitment (not including cost reimbursable contracts) which other commitment involves any material risk of loss to the business, assets, properties, or financial position of the Company and its Subsidiaries; or, except as provided for in Section 6.12, amend, modify, or change in any materially adverse respect any of the agreements pertaining to existing indebtedness or any other existing contract agreement or lease involving total value or consideration or liability in excess of $50,000,000, or other commitment which is material to the business, assets, properties, or financial position of the Company and its Subsidiaries, taken as a whole;

                 (l) enter into any speculative or commodity swaps, hedges or other derivatives transactions or purchase any securities for investment purposes, other than in connection with cash management of the Company;

                 (m) grant any option or preferential right to purchase or enter into any other agreements that could adversely affect the marketability of any material asset of the Company or any Subsidiary.

          6.4.   Press Releases.  Except as may be required by applicable law
                 --------------
by the rules of any national securities exchange, neither Purchasers nor the Company shall issue any press release with respect to this Agreement or the transactions contemplated hereunder without the prior consent of the Company in the case of the Purchasers, and of Carlyle in the case of the Company (which consent shall not be unreasonably withheld under the circumstances). Any such press release required by applicable law or by the rules of any national securities exchange shall only be made after reasonable notice to the other party.

          6.5.   Additional Financial Statements.  During the period from the
                 -------------------------------
date hereof through the Closing Date, as soon as reasonably practicable after they become available, the Company shall furnish to the Purchasers (i) the quarterly consolidated financial statements of the Company and its consolidated Subsidiaries, which shall have been prepared in accordance with GAAP and on a basis consistent with past practice and (ii) all monthly financial statements or reports of the Company and its consolidated Subsidiaries, which shall have been prepared in a manner consistent with past practice.

          6.6.   Investigations and Access.  The Company agrees to permit the
                 -------------------------
Purchasers and their agents and representatives reasonable access during normal business hours to (i) the premises of the Company and its Subsidiaries and (ii) all the books, computer software application systems, files and records of the Company and its Subsidiaries, including, but not limited to, lease, loan, real estate, financial, tax and personnel files and records, and to furnish the Purchasers such financial and operating data and other information with respect to the business, assets and properties of the Company as the Purchasers shall reasonably request. The Company will authorize its accountants to provide the Purchasers, in accordance with such accountant's internal policies, with their working papers for the Company's financial statements. The Company shall deliver true, correct and complete copies of all resolutions, and minutes of all meetings, reflecting any action taken by the Company stockholders, board of directors or committees of the board of directors and by each Subsidiary during the period from the date hereof through the Closing Date.

          6.7.   Notification of Certain Matters.  The Company shall give
                 -------------------------------
prompt notice to the Purchasers, and the Purchasers shall give prompt notice to the Company, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date and (ii) any material failure of the Company or the Purchasers, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable efforts to remedy such failure. In addition, the Company shall give prompt notice to the Purchasers of any material developments involving the operations or activities of the Company or its Subsidiaries.

          6.8.   No Solicitation.  Prior to the Closing (or the earlier
                 ---------------
termination of this Agreement by the Purchasers), neither the Company nor any of its Affiliates nor any of their respective directors, officers, employees, representatives or agents, shall directly or indirectly, solicit or initiate any discussions, submissions of proposals or offers or negotiations with, participate in any negotiations or discussions with, or provide any information or data of any nature whatsoever to, or otherwise cooperate in any other way with, or assist or participate in, facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group, other than Purchasers and their respective partners, employees, representatives, agents and Affiliates, concerning any Alternative Transaction, provided, however, that nothing contained in this Section 6.8 shall prohibit the Board of Directors of the Company from (i) furnishing information or affording access to properties, books or records to, or entering into discussions or negotiations with, any person or entity in connection with any unsolicited bona fide proposal by such person or entity to enter into any Alternative Transaction or entering into an Alternative Transaction if, and only to the extent that, (A) such Board of Directors, after consultation with outside legal counsel (which may include its regularly engaged outside legal counsel) determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties imposed by applicable law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company provides written notice to the Purchasers to the effect that it is furnishing information or affording access to properties, books or records to, or entering into discussions or negotiations with, such person or entity and (y) receives from such person or entity an executed confidentiality agreement on terms and in form customary for similar transactions or (ii) complying with Rule 14e-2 promulgated under the Exchange Act, with regard to an Alternative Transaction. For purposes of this Agreement, "Alternative Transaction" means
                                               -----------------------
any merger, consolidation, sale of substantial assets, sale of shares of capital stock or other equity securities, recapitalization, debt restructuring (other than as provided in Section 6.12) or similar transaction involving the Company or any Subsidiary, or any division of the Company or any Subsidiary. As part of the written notice provided to the Purchaser pursuant to clause (i)(B) above, the Company shall indicate the identity of the offeror and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter shall use reasonable efforts to keep Purchasers informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party except the Company may provide to any third party a release or waiver of any standstill agreement to which the Company is a party which release or waiver is reasonably necessary for such third party to make, and for the Board of Directors to consider, any unsolicited bona fide proposal to enter into any Alternative Transaction.

          6.9.   HSR Act Notification.  To the extent it is determined that the
                 --------------------
HSR Act will be applicable to the transactions as contemplated hereunder, each of the affected parties hereto shall (i) file or cause to be filed, as promptly as practicable after the execution and delivery of this Agreement and in no event later than ten business days after the date of this Agreement, with the

Federal Trade Commission and the United States Department of Justice, all reports and other documents required to be filed by such party under the HSR Act concerning the transactions contemplated hereby and (ii) promptly comply with or cause to be complied with any requests by the Federal Trade Commission or the United States Department of Justice for additional information concerning the Transaction, in each case so that the waiting period applicable to this Agreement and the transaction contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and deliver), of this Agreement. Each party hereto agrees to request, and to cooperate with the other party or parties in requesting, early termination of any applicable waiting period under the HSR Act.

          6.10.  Employee Matters.
                 ----------------

                 (a) On or prior to the Closing, the Company shall use its reasonable best efforts to enter into employment agreements with the individuals listed on Schedule 6.10, the terms and conditions of which are summarized on
          -------------
Schedule 6.10 and will include a reasonable and customary noncompetition
-------------
agreement and an award to such individuals of incentive stock options. The employment agreement, and all terms and conditions thereof, are subject to the prior approval of the Purchasers. Such employment agreements shall supersede any existing employment or severance agreements between the Company and such employees.

                 (b) On or prior to the Closing, the Company shall adopt an amendment to the Company's Non-Employee Directors Retirement Plan in the form attached hereto as Exhibit D, and shall use its reasonable best efforts to obtain from each person who is a beneficiary under such plan, in a form reasonably satisfactory to the Purchasers, a consent to such amendment and such person's agreement to forego any waiver of the age and service requirements under such plan that may result from the execution of this Agreement and the consummation of the transactions contemplated hereby. Additionally, the Company shall use its reasonable best efforts to obtain from each non-employee director a written waiver of all rights to the acceleration of vesting requirements under any Non-Employee Director Non-Qualified Agreement under the 1991 Stock Incentive Plan to which such director is a party.

                 (c) On or prior to the Closing, the Board of Directors shall take all actions necessary to ensure that the acquisition of the Securities by the Purchasers and the transactions contemplated herein shall not result in the acceleration or creation of any rights of any person to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement), other than as may occur under (i) outstanding stock options granted to employees of the Company and its Subsidiaries under the 1983 Stock Incentive Plan and to non-employee directors under the 1991 Stock Incentive Plan and (ii) the Non-Employee Directors Retirement Plan.

          6.11.  Action by the Company.
                 ---------------------

                 (a) In the event that the Company's stockholders shall vote to approve the transactions contemplated hereby, then, immediately prior to the Closing, the Board of Directors shall take, or cause to be taken, all actions necessary to (i) file with the Secretary of State of the State of Delaware the Certificate Amendments, (ii) cause the board of directors of the Company as of the Closing Date to consist of seven (7) directors, four (4) of which shall be elected by the Purchasers by delivery of a written consent on the Closing Date, and (iii) effect any amendment to the Bylaws necessary or advisable to effectuate the transactions contemplated herein.

          6.12.  Amendment to Credit Facility.  Notwithstanding anything in
                 ----------------------------
Section 6.3 to the contrary, on or prior to the Closing, the Company shall use its reasonable best efforts to enter into an amendment to the Credit Facility upon terms and conditions reasonably satisfactory to Purchasers which amendments will, among other things, (i) modify current covenants, (ii) increase the limits on the Company's ability to make capital expenditures for contemplated acquisitions and (iii) confirm that the entering into this Agreement, and the consummation of the transactions contemplated hereby, including without limitation, the acquisition of the Securities by the Purchasers, and the filing of the Certificate Amendments with the Office of the Secretary of State of the State of Delaware, do not and will not constitute a Change in Control or a breach of or default under the Credit Facility.

          6.13.  Foreign Ownership, Control or Influence.  If at any time
                 ---------------------------------------
government contracting authorities notify the Company that it may not participate in bidding or performing work under a Government Contract based on the degree of foreign ownership, control or influence over the Company, the Purchasers will use all reasonable efforts to cooperate with the Company in attempting to appeal or overturn the decision of such government contracting authority and, if such efforts are unsuccessful, will take other reasonable measures to avoid or mitigate foreign influences so as to satisfy such government contracting authority that classified information and "special nuclear material" will not be compromised. This provision shall not obligate the Purchasers to take any action which results in an impairment of the economic or tax benefits of their investment in the Company.

          6.14.  Liability Insurance.  On or prior to the Closing, the Company
                 -------------------
shall ensure that each person serving on the board of directors of the Company on and after the Closing Date shall receive the same liability insurance coverage as a member of the board of directors as the Company's directors receive as of the date hereof (including coverage for liabilities arising before the date of taking office to the extent arising from such person's status as a prospective member of the board of directors) and that such policies shall be in full force and effect in accordance with their terms as of the Closing Date.

                                  ARTICLE VII


                             CONDITIONS TO CLOSING
                             ---------------------

          7.1.   Conditions to Each Party's Obligations.  The respective
                 --------------------------------------
obligations of each party to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

                 (a)  No Governmental or Other Proceedings or Litigation.
                      --------------------------------------------------
There shall be no injunction or court order restraining consummation of the transactions contemplated hereunder and there shall be no pending or threatened action or proceeding by or before a court or governmental body brought by or on behalf of any Governmental Entity seeking to restrain or invalidate all or any portion of the transactions contemplated hereunder, and there shall not have been adopted any law or regulation making all or any portion of the transactions contemplated hereunder illegal.

                 (b)  Stockholder Approval.  The holders of the requisite
                      --------------------
number of shares of outstanding Common Stock of the Company shall have duly and validly approved all items necessary to effectuate the transactions contemplated hereby and under the Ancillary Agreements, including without limitation, the Certificate Amendments.

                 (c)  HSR Act.  To the extent that the HSR Act is applicable to
                      -------
the transactions contemplated hereunder, all waiting periods (and any extensions thereof) applicable to any such transactions under the HSR Act shall have expired or been terminated.

                 (d)  NYSE Listing.  The New York Stock Exchange shall have
                      ------------
informed the Company that the transactions contemplated hereby will not violate
Section 313 of the New York Stock Exchange Listed Company Manual and the New York Stock Exchange shall not have indicated any intention to delist the Company's Common Stock.

          7.2.   Conditions to the Company's Obligations.  The obligations of
                 ---------------------------------------
the Company to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction or waiver on or prior to the Closing Date, of each of the following conditions:

                 (a)  Representations, Warranties and Covenants.  All
                      -----------------------------------------
representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and the Purchasers shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to the Company a certificate (signed by a general partner of each Purchaser) to the foregoing effect.

                 (b)  Consents.  All consents, approvals, Permits and waivers
                      --------
from Governmental Entities and other parties necessary to permit the Company to consummate the transactions contemplated hereby including, but not limited to, the approval of the New York Stock Exchange to the transactions contemplated hereby, shall have been obtained, unless the failure to obtain any such consent, approval, Permit or waiver would not have a Material Adverse Effect upon the Company and its Subsidiaries, taken as a whole.

                 (c)  Opinion of Counsel.  The Purchasers shall have delivered
                      ------------------
to the opinions of Latham & Watkins counsel to Purchasers, with regard to the matters set forth on Exhibit E hereto, in form and substance reasonably acceptable to the Company.

                 (d)  Certificates.  Each Purchaser will furnish the Company
                      ------------
with such certificates of its general partner and others to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by the Company.

                 (e)  Average Stock Price.  The average of the average of the
                      -------------------
daily high and low sales price for a share of Common Stock on the New York Stock Exchange for each ten (10) New York Stock Exchange trading day period commencing on the date hereof and ending prior to the Closing Date shall be greater than or equal to $1.75.

          7.3.   Conditions to the Purchasers' Obligations.  The obligation of
                 -----------------------------------------
the Purchasers to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

                 (a)  Representations, Warranties and Covenants.  All
                      -----------------------------------------
representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and the Company shall have performed in all material respects all agreements and covenants required hereby to be performed prior to or at the Closing Date. There shall be delivered to the Purchasers a certificate (signed by the President and Chief Executive Officer and the Secretary of the Company) to the foregoing effect.

                 (b)  Consents.  All consents, approvals, Permits and waivers
                      --------
from Governmental Entities and other parties necessary to permit the Purchasers and the Company to consummate the transactions contemplated hereby shall have been obtained, unless the failure to obtain any such consent, approval, Permit or waiver would not have a Material Adverse Effect upon the Company, taken as a whole, or the Purchasers.

                 (c)  Opinion of Counsel.  The Company shall have delivered to
                      ------------------
the Purchasers the opinions of Gibson, Dunn & Crutcher LLP, counsel for the Company with respect to the matters set forth on Exhibit F hereto.

                 (d)  Certificates.  The Company shall furnish the Purchasers
                      ------------
with such certificates of the Chief Executive Officer and the Secretary of the Company and others to evidence compliance with the conditions set forth in this
Article VIII as may be reasonably requested by the Purchasers.

                 (e)  No Adverse Changes.  Since the date of this Agreement,
                      ------------------
there shall not have been any Material Adverse Effect on the Company.

                 (f)  Resignations and Elections of Directors.  All actions
                      ---------------------------------------
shall have been taken by the Company, its stockholders and board of directors so that, immediately upon the Purchasers' purchase of the Securities, the board of directors shall consist of seven (7) directors and the Purchasers may, by execution and delivery of a written consent, elect four (4) members of the board of directors of the Company effective as of the Closing Date.

                 (g)  Amendment of Certificate and Bylaws.  The Certificate of
                      -----------------------------------
Incorporation and the Bylaws will have been amended on or prior to the Closing Date in a form acceptable to the Purchasers in order to effectuate the transactions contemplated herein. None of the provisions of the Certificate of Incorporation or Bylaws shall prohibit or restrict the authority of the board of directors of the Company, by action of a majority of its members, from amending the Bylaws.

                 (h)  Liability Insurance.  The Company shall have provided to
                      -------------------
the Purchasers a copy of the insurance policies together with the riders and schedules thereto which evidence compliance with the provisions set forth in
Section 6.14.

                 (i)  Average Stock Price.  The average of the average of the
                      -------------------
daily high and low sales price for a share of Common Stock on the New York Stock Exchange for each ten (10) New York Stock Exchange trading day period commencing on the date hereof and ending prior to the Closing Date shall be greater than or equal to $1.75.

                 (j)  Employment Agreements.  The Company and the applicable
                      ---------------------
employees shall have entered into the employment agreements contemplated by
Section 6.10(a).

                 (k)  Directors Waivers and Consents.  The Company shall have
                      ------------------------------
obtained each of the waivers and consents contemplated by Section 6.10(b).

                 (l)  Credit Facility Amendments.  The Company shall have
                      --------------------------
entered into the amendments to the Credit Facility specified in Section 6.12.

                                 ARTICLE VIII


                             ADDITIONAL AGREEMENTS
                             ---------------------

          8.1.   Subscription for Warrants.   On the Closing Date, the Company
                 -------------------------
and the Purchasers shall enter into the Warrant Agreement pursuant to which the Company shall issue to the Purchasers, the Warrants, at an exercise price of $3.00 per share. The Warrants shall be evidenced by one or more warrant certificates in the form attached as an exhibit to the Warrant Agreement (the "Warrant Certificate").
 -------------------

          8.2.   Registration Rights Agreement.  On the Closing Date, the
                 -----------------------------
Company and the Purchasers shall enter into the Registration Rights Agreement.

                                  ARTICLE IX


                                INDEMNIFICATION
                                ---------------

          9.1.   Survival of Representations, Etc.  The representations,
                 --------------------------------
warranties, covenants and agreements of the parties hereto contained herein shall survive the Closing, but shall terminate on the date eighteen months from the Closing Date; provided, however, that there shall be no such termination
                  --------  -------
with respect to any representation or warranty as to which a bona fide claim has been asserted prior to such date.

          9.2.   Indemnification by the Company.  The Company shall indemnify
                 ------------------------------
and hold harmless each of the Purchasers and its Affiliates, directors, officers, advisors, agents and employees (the "Purchaser Indemnified Parties")
                                               -----------------------------
to the fullest extent lawful, from and against any and all demands, losses, damages, penalties, claims, liabilities, obligations, actions, causes of action, and reasonable expenses (including without limitation, costs of investigating, preparing or defending any such claim or action and reasonable legal fees and expenses) (collectively, "Losses"), (i) arising out of or in connection with
                          ------
this Agreement, the transactions contemplated hereby, and/or the delivery, enforcement and performance of this Agreement or the Ancillary Agreements, or
(ii) arising by reason of or resulting from any breach of any warranty, representation, covenant or agreement of the Company contained in this Agreement or in any certificate delivered pursuant thereto; provided, however, that no
                                                  --------  -------
Purchaser Indemnified Party shall be entitled to indemnification by the Company hereunder with respect to any Losses arising solely from the bad faith or gross negligence (as finally determined by a court of competent jurisdiction) of such Purchaser Indemnified Party or any Affiliate, director, officer, agent, or employee of such Purchaser Indemnified Party.

          9.3.   Indemnification by the Purchasers.  Each Purchaser shall
                 ---------------------------------
indemnify and hold harmless the Company and its Affiliates, directors, officers, advisors, agents and employees (the "Company Indemnified Parties" and, together
                                     ---------------------------
with the Purchasers Indemnified Parties, the "Indemnified Parties") to the
                                              -------------------
fullest extent lawful, from and against any and all Losses arising by reason of or resulting from any breach of any warranty, representation, covenant or agreement of such Purchaser contained in this Agreement or in any certificate delivered pursuant thereto, provided, however, that no Company Indemnified Party shall be entitled to indemnification by any Purchaser hereunder with respect to any Losses arising solely from the bad faith or gross negligence (as finally determined by a court of competent jurisdiction) of such Company Indemnified Party, or any Affiliate, director, officer, agent or employee of such Company Indemnified Party.

          9.4.   Limitation on Indemnities.  No claim may be made against an
                 -------------------------
indemnifying party for indemnification pursuant to either Section 9.2 or Section
9.3 until the aggregate dollar amount of all Losses indemnifiable pursuant to such section exceeds $1,500,000. The indemnification obligations of the Company pursuant to Section 9.2 and the indemnification obligations of the Purchasers pursuant to Section 9.3 shall be effective only until the dollar amount paid in respect of the Losses indemnified against under such clause of this Agreement aggregates to an amount equal to $45,000,000.

          9.5.   Losses.  The term "Losses" as used in this Section 9 is not
                 ------
limited to matters asserted by third parties, but includes Losses incurred or sustained by an Indemnified Party in the absence of third party claims. Payments by an Indemnified Party of amounts for which such Indemnified Party is indemnified hereunder shall not necessarily be a condition precedent to recovery.

          9.6.   Defense of Claims.  If a claim for Losses (a "Claim") is to be
                 -----------------                             -----
made by an Indemnified Party, such Indemnified Party shall give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after such
    ------------
Indemnified Party becomes aware of any fact, condition or event which may give rise to Losses for which indemnification may be sought under this Section 9. If any lawsuit or enforcement action is filed against any Indemnified Party hereunder, notice thereof (a "Third Party Notice") shall be given to the
                              ------------------
indemnifying party as promptly as practicable (and in any event within fifteen
(15) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After receipt of a Third Party Notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense unless the named parties to such action or proceeding include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; and the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom and appoint its own counsel therefor, at its own cost. The parties shall also cooperate with each other in any notifications to insurers. If the indemnifying party fails to assume the defense of such claim within fifteen (15) calendar days after receipt of the Third Party Notice, the Indemnified Party against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim and the indemnifying party shall have the right to participate therein at its own cost; provided, however, that such claim shall not be compromised or settled without
--------  -------
the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. In the event the indemnified party assumes the defense of the claim the Indemnified Party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. Notwithstanding the foregoing, the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for any and all Indemnified Parties (which firm shall be designated in writing by such Indemnified Party or Parties) in connection with any one such action or proceeding arising out of the same general allegations or circumstances.

          9.7.   Tax Treatment of Indemnity.  The parties agree that any
                 --------------------------
indemnification payments made pursuant to this Agreement shall be treated for Tax purposes as an adjustment to the consideration for the purchase of the Securities, unless otherwise required by applicable law, in which event indemnification payments shall be made in an amount sufficient to indemnify the party on a net after-Tax basis.

                                   ARTICLE X


                                 MISCELLANEOUS
                                 -------------

          10.1. Termination. Prior to the Closing, this Agreement may be terminated:

                 (a) by mutual written consent of the Company and the Purchasers;

                 (b) by the Purchasers or the Company if (i) the Closing shall not have occurred on or before December 31, 1996; provided however, that this
                                                  -------- -------
provision shall not be available to the Purchaser if the Company has the right to terminate this Agreement under Section 10.1(d), and this provision shall not be available to the Company if Purchaser has the right to terminate this Agreement under Section 10.1(c); or (ii) the stockholders of the Company shall have rejected at the Stockholders Meeting any matter contained in the Proxy Materials relating to the adoption and approval of the Certificate Amendments or the transactions contemplated under this Agreement and the Ancillary Agreements;

                 (c) by the Purchasers, if there is a breach of any representation or warranty set forth in Article 4 hereof or any covenant or agreement to be complied with or performed by the Company pursuant to the terms of this Agreement except for any breach which would not have a Material Adverse Effect on the Company or the Purchasers, provided that the Purchasers may not
                                         --------
terminate this Agreement prior to the Closing if the Company has not had an adequate opportunity to cure such failure;

                 (d) by the Company, if there is a material breach of any representation or warranty set forth in Article 5 hereof or of any covenant or agreement to be complied with or performed by the Purchasers pursuant to terms of this Agreement except for any breach which would not have a
Material Adverse Effect on the Company, provided that the Company may not
                                        --------
terminate this Agreement prior to the Closing if the Purchasers have not had an adequate opportunity to cure such failure;

                 (e) by the Company or the Purchasers, if at any time prior to the Closing the Board of Directors of the Company has, pursuant to Section 6.8 in the exercise of its fiduciary obligations, entered into a definitive agreement with respect to an Alternative Transaction; and

                 (f) by the Company or the Purchasers, if at any time prior to the Closing Date, the average of the average of the daily high and low sales price for a share of Common Stock on the New York Stock Exchange for any ten
(10) New York Stock Exchange trading day period commencing on or after the date hereof and ending prior to the Closing Date shall be less than $1.75.

          10.2.  In the Event of Termination:  In the event of termination of
                 ---------------------------
this Agreement:

                 (a) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof to the party furnishing the same;

                 (b) The provisions of Section 10.3 shall continue in full force and effect; and

                 (c) No party hereto shall have any liability or further obligation to any other party relating to the transactions contemplated hereby, provided that no such termination shall relieve any party from liability or a prior breach of this Agreement.

          10.3.  Fees and Expenses.  The Company shall be responsible for the
                 -----------------
payment of all expenses incurred by the Company in connection with the transactions contemplated hereunder, regardless of whether such transactions close, including, without limitation, all fees and expenses incurred in connection with the Proxy Materials and the fees and expenses of the Company's legal counsel and all third party consultants engaged by the Company to assist in the transactions. On the Closing Date, the Company shall reimburse the Purchasers for the Carlyle Transaction Expenses. In the event that the Agreement is terminated, other than pursuant to Section 10.1(d) or Section 10.1(e) hereof, the Company shall reimburse the Purchasers for the Carlyle Transaction Expenses. In the event that (x) the Agreement is terminated pursuant to Section 10.1(e) hereof, or (y) the transactions as contemplated hereunder are not consummated for any reason other than a termination by the Company pursuant to Section 10.1(d) and the Company thereafter successfully closes an Alternative Transaction other than to an Affiliate of the Company on or prior to June 30, 1997, the Company shall pay to Carlyle the greater of (i) three percent (3%) of the consideration for securities and/or assets of the Company agreed to between the parties as part of the Alternative Transaction or (ii) the Carlyle Transaction Expenses. In addition, if the Closing does not occur for any reason and the Company successfully closes at a later date an acquisition as to which Carlyle has provided significant advisory services, the Company shall pay a standard investment banking fee and reimburse Carlyle for all the Carlyle Transaction Expenses.

          10.4.  Minority Protection.  During any period in which the Carlyle
                 -------------------
Affiliates collectively beneficially own shares of capital stock of the Company having 20% or more of the votes that may be cast generally at annual or special meetings of stockholders (a) any contract or transaction between the Company and any Carlyle Affiliate (as defined therein) shall be voidable by the Company unless the board of directors, in good faith, authorizes the contract or transaction by the affirmative vote of a majority of the directors of the Company not elected as directors by the holders of the Convertible Preferred Stock voting as a separate class (the "Non-Preferred Stock Directors"), (b) any acquisition of
                       -----------------------------
capital stock of the Company by any Carlyle Affiliate, the result of which shall cause one or more Carlyle Affiliates to beneficially own, in the aggregate, shares of capital stock in the Company having 75% or more of the votes that may be cast generally at annual or special meetings of stockholders, shall be subject to the prior approval of the Non-Preferred Stock Directors, provided that, for purposes of subparagraphs (a) and (b), the Non-Preferred Stock Directors may be counted in determining the presence of a quorum at a meeting of the board of directors which authorizes the contract or transaction, and (c) no Carlyle Affiliate shall consummate any "going private" transaction (within the meaning of Rule 13e-3 under the Exchange Act) without the prior approval of (i) the board of directors by the affirmative vote of a majority of the Non-Carlyle Preferred Stock Directors and (ii) a majority of the shares of Common Stock held by persons other than Carlyle Affiliates.

          10.5.  Injunctive Relief.  The parties hereto acknowledge and agree
                 -----------------
that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under the Agreement or at law or in equity.

          10.6.  Independent Determination.  From and after the Closing Date,
                 -------------------------
all decisions on behalf of the Company as to payment of indemnification pursuant hereto and otherwise regarding the Company's rights and obligations pursuant to this Agreement and the Ancillary Agreements shall be made by a committee of the board of directors consisting of all directors not elected by the holders of the Convertible Preferred Stock voting as a separate class and a decision of a majority of such directors shall be the decision of the committee. Nothing contained in this Section 10.5 shall prevent any Indemnified Party from receiving indemnification pursuant to some other source (such as, by way of example, the bylaws of the Company in the event that such Indemnified Party is a director of the Company and such director seeks indemnification due to circumstances that do not pertain to an alleged breach of this Agreement), and the determination as to whether indemnification pursuant to such other source is available shall be made in accordance with the procedures applicable thereto.

          10.7.  Brokers, etc.
                 ------------

                 (a) The Company shall be solely responsible for any amounts owed to Donaldson, Lufkin & Jenrette Securities Corporation and Environmental Financial Consulting Group. Inc. and any of their financial advisor, broker, agent, finder or similar intermediary retained by or acting on behalf of the Company in connection with the sale and purchase of the Securities as contemplated herein.

                 (b) The Company shall reimburse the Purchasers for all cost of making any filing under the HSR Act, including the cost of all filing fees payable thereunder.

          10.8.  Assignment.  Neither this Agreement nor any of the rights or
                 ----------
obligations hereunder may be assigned by the Company without the prior written consent of the Purchasers, or by the Purchasers without the prior written consent of the Company, except that each Purchaser may, without such consent, assign, in whole or in part, the right to acquire the Securities hereunder to an Affiliate of such Purchaser. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

          10.9.  Notices.  Unless otherwise provided herein, any notice,
                 -------
request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery, as follows:

     If to the Company:

          International Technology Corporation
          23456 Hawthorne Boulevard
          Torrance, California 90505
          Telephone:  (310) 378-9933
          Facsimile:  (310) 791-4770
          Attn:  President

     with a copy to:  Secretary

     With an additional copy to:

          Gibson, Dunn & Crutcher
          333 South Grand Avenue
          Los Angeles, California 90071
          Telephone:  (213) 229-7159
          Facsimile:  (213) 229-7520
          Attn:  Andrew E. Bogen

     If to any Purchaser:

          c/o The Carlyle Group
          1001 Pennsylvania Avenue, N.W.
          Suite 2205
          Washington, D.C. 20004
          Telephone:  (202) 347-2626
          Facsimile:  (202) 347-9250
          Attn:  Daniel A. D'Aniello

     With a copy to:

          Latham & Watkins
          1001 Pennsylvania Avenue, N.W.
          Suite 1300
          Washington, D.C. 20004
          Telephone:  (202) 637-2200
          Facsimile:  (202) 637-2201
          Attn:  Bruce E. Rosenblum

or to such other place and with such other copies as either party may designate as to itself by written notice to the other.

          All such notices, requests, instructions or other documents shall be deemed to have been duly given; at the time delivered by hand, if personally delivered; four business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged by addressee, if by telecopier transmission; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

          10.10.  Choice of Law.  This Agreement shall be construed,
                  -------------
interpreted and the rights of the parties determined in accordance with the internal laws of the State of California, without regard to the conflict of law principles thereof, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

          10.11.  Entire Agreement; Amendments and Waivers.  This Agreement,
                  ----------------------------------------
including all schedules attached hereto (each, a "Schedule" and, collectively, the "Schedules") constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, including the written summary of proposed terms between the Company and the Purchasers. Capitalized terms used in the Schedules but not defined therein shall have the respective meanings ascribed to such terms in this Agreement. Any item disclosed in one Schedule shall be deemed to have been disclosed in all other Schedules.

          10.12.  Counterparts.  This Agreement may be executed in one or more
                  ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10.13.  Invalidity.  In the event that any one or more of the
                  ----------
provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          10.14.  Headings.  The headings of the Articles and Sections herein
                  --------
are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          10.15.  Limitation of Liability.  In no event shall any partner or
                  -----------------------
representative of `any Purchaser (except for any Purchaser which is a general partnership) or of any partnership which is a partner of any Purchaser or any partner of any such partnership, or any direct or indirect stockholder, officer, director, partner, employee or any other such person, be personally liable for any obligation of the Purchasers under this Agreement. In no event shall any direct or indirect stockholder, officer, director, partner, employee or salesperson of the Company or any Subsidiary or any other such person, be personally liable for any obligation of the Company under this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                             INTERNATIONAL TECHNOLOGY CORPORATION


                                  By:  /s/ Anthony J. DeLuca
                                       ---------------------
                                       Name:  Anthony J. DeLuca
                                              -----------------
                                       Title: President and Acting Chief
                                              --------------------------
                                              Executive Officer
                                              -----------------


                             CARLYLE PARTNERS II, L.P.
                             By:  TC Group, L.L.C., its General Partner


                                  By:  /s/ Daniel A. D'Aniello
                                       -----------------------
                                       Name:  Daniel A. D'Aniello
                                              -------------------
                                       Title: Managing Director
                                              -----------------


                             CARLYLE PARTNERS III L.P.
                             By:  TC Group, L.L.C., its General Partner


                                  By:  /s/ Daniel A. D'Aniello
                                       -----------------------
                                       Name:  Daniel A. D'Aniello
                                              -------------------
                                       Title: Managing Director
                                              -----------------


                             CARLYLE INTERNATIONAL PARTNERS II, L.P.
                             By:  TC Group, L.L.C., its General Partner


                                  By:  /s/ Daniel A. D'Aniello
                                       -----------------------
                                       Name:  Daniel A. D'Aniello
                                              -------------------
                                       Title: Managing Director
                                              -----------------

                             CARLYLE INTERNATIONAL PARTNERS III, L.P.
                             By:  TC Group, L.L.C., its General Partner


                                  By:  /s/ Daniel A. D'Aniello
                                       -----------------------
                                       Name:  Daniel A. D'Aniello
                                              -------------------
                                       Title: Managing Director
                                              -----------------


                             C/S INTERNATIONAL PARTNERS
                             By:  TC Group, L.L.C., its General Partner


                                  By:  /s/ Daniel A. D'Aniello
                                       -----------------------
                                       Name:  Daniel A. D'Aniello
                                              -------------------
                                       Title: Managing Director
                                              -----------------